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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): August 1, 1997

                                 ImmunoGen, Inc.
             (Exact name of registrant as specified in its charter)

      Massachusetts                     0-17999                   04-2726691
(State or other jurisdiction     (Commission file number)       (IRS Employer
    of incorporation)                                        Identification No.)

             333 Providence Highway, Norwood, Massachusetts 02062
             (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (617) 769-4242


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ITEM 5.  OTHER EVENTS

On August 1, 1997, the Registrant publicly disseminated a press release announcing a collaboration between the Registrant's 95%-owned subsidiary, Apoptosis Technology, Inc. ("ATI") and BioChem Pharma Inc. ("BioChem"), Canada's largest biopharmaceutical company. The agreement grants BioChem an exclusive, worldwide license to ATI's proprietary screens based on two families of proteins involved in apoptosis, for use in identifying leads for anti-cancer drug development. The agreement also covers the development of new screens in two areas.

Under the agreement, BioChem will invest $11.125 million in non-voting convertible preferred stock of ATI in a series of private placements over a three-year period to fund research conducted by the collaboration during a three-year research term. The preferred stock is convertible into ATI common stock at any time after three years from the date of first issuance of such stock, at a conversion price equal to the then current market price of the ATI common stock, but in any event a price that will result in BioChem acquiring at least 15% of the then outstanding ATI common stock. The research agreement may be extended beyond the initial three years, on terms substantially similar to the original, three-year term. BioChem will also make milestone payments of up to $15.0 million for each product over the course of its development. In addition, ATI will receive royalties on the worldwide sales of products resulting from the collaboration.

As part of the agreement, BioChem will receive warrants to purchase shares of ImmunoGen common stock equal to the amount invested in ATI during the three-year research term. These warrants will be convertible into shares of ImmunoGen's common stock at the then current market price of the ImmunoGen common stock, subject to certain limitations. BioChem also receives registration rights with respect to the shares of common stock underlying the ATI preferred stock and the ImmunoGen warrants.

The press release announcing the collaboration is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     99.1  The Registrant's Press Release dated August 1, 1997.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ImmunoGen, Inc.
                                          (Registrant)


Date: August 1, 1997                      /s/ KATHLEEN A. CARROLL
                                          --------------------------------------
                                          Vice President, Finance and
                                             Administration, and principal
                                             financial officer




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                                  EXHIBIT INDEX


Exhibit                                                            Sequential
Number            Description                                    Page Number(s)

 99.1             The Registrant's Press Release Dated
                  August 1, 1997                                       5



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